Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.0005, of Meru Networks, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: October 22, 2014

Castle Union Partners, L.P.

/s/ Toan Tran
Toan Tran
Co-Managing Member
Title
October 22, 2014
Date
Castle Union Partners II, L.P.
/s/ Toan Tran
Toan Tran
Co-Managing Member
Title
October 22, 2014
Date

Castle Union LLC
/s/ Toan Tran
Toan Tran

Co-Managing Member
Title

October 22, 2014
Date

Toan Tran
/s/ Toan Tran
Toan Tran

October 22, 2014
Date

Stephen White

/s/ Stephen White
Stephen White
October 22, 2014
Date